Exhibit 99.1

Offerpad Continues Profitability Momentum and Posts

Best Quarter in Company History;

Increases Revenue by $1.1 Billion Year-Over-Year

First Quarter 2022 Financial Highlights – compared with the prior-year first quarter:

•	Revenue increased 384% to $1.37 billion

•	Net Income increased to $41.0 million, or $0.16 per share

•	Adjusted Net Income increased to $35.3 million

•	Adjusted EBITDA increased to $50.4 million

CHANDLER, Ariz. – May 4, 2022 – Offerpad Solutions Inc. (“Offerpad,” the “Company,” “we” or “our”) (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today released financial results for the three months ended March 31, 2022.

“This was Offerpad’s best quarter in Company history,” said Brian Bair, Chairman and CEO of Offerpad. “Not only did we achieve exponential growth, but we continued to grow profitably. Our real estate expertise continues to be an X-factor for Offerpad’s success. It is the foundation on which we’ve layered three key priorities to achieve our exceptional results: strategic application of our proprietary technology, best-in-class operational execution and growth in a disciplined and responsible manner.”

First Quarter 2022 Operational Highlights:

•	Added 600 new zip codes, increasing Offerpad’s service territory by nearly 15%

•	Expanded Offerpad Home Loans mortgage service to nine states

•	Increased Flex agent assisted home buyer closings over 100% year over year

•	Maintained an average time from home acquisition to sale below 100 days

•	Published a new ESG webpage at investor.offerpad.com/esg

•	Earned a 94% customer satisfaction rating[1]

[1]	Based on survey of more than 1,000 Offerpad customers.

Q1 2022 Financial Highlights

	Q1 2022	Q1 2021		Percentage Change
Homes acquired	2,856	1,196		139%
Homes sold	3,602	1,018		254%
Revenue	$1.37B	$284.0M		384%
Gross profit	$132.1M	$33.5M		294%
Net income/(loss) (reported)[1]	$41.0M	($0.2M	)	n/a
Adjusted net income/(loss)	$35.3M	($0.2M	)	n/a
Adjusted EBITDA	$50.4M	$3.0M		1,562%
Contribution profit after interest per home sold	$24,400	$23,100		6%

[1]	Includes $5.7 million non-cash credit in Q1 2022 to mark to market the Warrant Liability.

“Our record results with top-line and bottom-line growth are clear evidence of Offerpad’s ability to scale the business through profitable growth,” said Mike Burnett, CFO of Offerpad. “Our revenue in the first quarter was higher than the first three quarters of last year combined, and we produced the highest quarterly net income in the Company’s history. Our performance was supported by a record number of homes sold during the quarter, with March representing the most Offerpad homes ever bought and sold in a month.”

Additional information regarding Offerpad’s first quarter 2022 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations at investor.offerpad.com.

Second Quarter 2022 Outlook

“We expect to again produce strong year over year revenue growth and profitability in the second quarter. We also expect the recent acquisition momentum will drive sequential revenue increases in the third and fourth quarters this year as we continue to proactively adapt to the changing residential real estate market conditions to provide the best solution and experience to our customers,” said Burnett.

Offerpad is providing its second quarter outlook for 2022 as follows:

Q2 2022 Outlook
Homes Sold	2,900 – 3,100
Revenue	$1.1B – $1.15B
Adjusted EBITDA[1]	$27M – $37M

[1]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Mike Burnett will host a conference call and accompanying webcast on May 4, 2022, at 5 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website at investor.offerpad.com/events-and-presentations. Participants can register at https://www.incommglobalevents.com/registration/q4inc/10434/offerpad-first-quarter-2022-earnings-call/ to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience so you can spend less time ‘real estat-ing’ and more time living. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

602-706-4905

Media

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the second quarter 2022, expectations regarding profitability and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 7, 2022, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in thousands, except per share data) (Unaudited)	2022	2021
Revenue	$1,373,837	$283,972
Cost of revenue	1,241,695	250,435

Gross profit	132,142	33,537

Operating expenses:
Sales, marketing and operating	69,888	25,076
General and administrative	14,657	4,734
Technology and development	3,182	2,283

Total operating expenses	87,727	32,093

Income from operations	44,415	1,444
Other income (expense):
Change in fair value of warrant liabilities	5,664	—
Interest expense	(7,196)	(1,918)
Other income, net	4	241

Total other expense	(1,528)	(1,677)

Income (loss) before income taxes	42,887	(233)
Income tax expense	(1,899)	—

Net income (loss)	$40,988	$(233)

Net income (loss) per share, basic	$0.17	$(0.00)

Net income (loss) per share, diluted	$0.16	$(0.00)

Weighted average common shares outstanding, basic	240,120	58,567

Weighted average common shares outstanding, diluted	259,607	58,567

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except par value per share) (Unaudited)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$198,167	$169,817
Restricted cash	37,591	24,616
Accounts receivable	21,796	6,165
Inventory	871,511	1,132,571
Prepaid expenses and other current assets	10,004	9,808

Total current assets	1,139,069	1,342,977
Property and equipment, net	5,408	5,146
Other non-current assets	5,918	4,959

TOTAL ASSETS	$1,150,395	$1,353,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,637	$6,399
Accrued and other current liabilities	29,917	35,027
Secured credit facilities and notes payable, net	725,809	861,762
Secured credit facilities and notes payable - related party	59,742	164,434

Total current liabilities	824,105	1,067,622
Warrant liabilities	18,397	24,061
Other long-term liabilities	4,466	3,830

Total liabilities	846,968	1,095,513

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 229,977 and 224,154 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	23	22
Class B common stock, $0.0001; 20,000 shares authorized; 14,816 shares issued and outstanding as of March 31, 2022 and December 31, 2021	2	2
Additional paid in capital	394,470	389,601
Accumulated deficit	(91,068)	(132,056)

Total stockholders’ equity	303,427	257,569

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,150,395	$1,353,082

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
($ in thousands) (Unaudited)	2022	2021
Cash flows from operating activities:
Net income (loss)	$40,988	$(233)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	119	130
Gain on sale of property and equipment	—	(246)
Amortization of debt financing costs	717	88
Impairment of inventory	981	130
Stock-based compensation	1,628	614
Change in fair value of warrant liabilities	(5,664)	—
Changes in operating assets and liabilities:
Accounts receivable	(15,631)	(219)
Inventory	260,079	(48,775)
Prepaid expenses and other assets	(2,488)	(4,216)
Accounts payable	2,238	359
Accrued and other liabilities	(3,140)	4,256

Net cash provided by (used in) operating activities	279,827	(48,112)

Cash flows from investing activities:
Purchases of property and equipment	(381)	(990)
Proceeds from sales of property and equipment	—	2,032

Net cash (used in) provided by investing activities	(381)	1,042

Cash flows from financing activities:
Borrowings from credit facilities and notes payable	892,836	281,066
Repayments of credit facilities and notes payable	(1,134,164)	(255,962)
Payment of debt financing costs	(35)	(175)
Proceeds from exercise of stock options	3,242	459

Net cash (used in) provided by financing activities	(238,121)	25,388

Net change in cash, cash equivalents and restricted cash	41,325	(21,682)
Cash, cash equivalents and restricted cash, beginning of period	194,433	50,742

Cash, cash equivalents and restricted cash, end of period	$235,758	$29,060

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$198,167	$26,411
Restricted cash	37,591	2,649

Total cash, cash equivalents and restricted cash	$235,758	$29,060

Supplemental disclosure of cash flow information:
Cash payments for interest	$10,537	$2,863

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present their non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to Offerpad Home Loans “OPHL” operations. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
	March 31,
(in thousands, except percentages and homes sold, unaudited)	2022	2021
Gross profit (GAAP)	$132,142	$33,537
Gross margin	9.6%	11.8%
Homes sold	3,602	1,018
Gross profit per home sold	$36.7	$32.9
Adjustments:
Inventory impairment - current period (1)	434	104
Inventory impairment - prior period (2)	(1,114)	(138)
Interest expense capitalized (3)	4,278	606

Adjusted gross profit	$135,740	$34,109
Adjusted gross margin	9.9%	12.0%
Adjustments:
Direct selling costs (4)	(31,854)	(8,036)
Holding costs on sales - current period (5)(6)	(1,991)	(461)
Holding costs on sales - prior period (5)(7)	(819)	(193)
Other income (8)	4	241

Contribution profit	$101,080	$25,660
Contribution margin	7.4%	9.0%
Homes sold	3,602	1,018
Contribution profit per home sold	$28.1	$25.2
Adjustments:
Interest expense capitalized (3)	(4,278)	(606)
Interest expense on homes sold - current period (9)	(5,312)	(1,117)
Interest expense on homes sold - prior period (10)	(3,443)	(446)

Contribution profit after interest	$88,047	$23,491
Contribution margin after interest	6.4%	8.3%
Homes sold	3,602	1,018
Contribution profit after interest per home sold	$24.4	$23.1

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.

(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income principally represents income earned from the sale of certain fixed assets.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
	March 31,
(in thousands, except percentages, unaudited)	2022	2021
Net income (loss) (GAAP)	$40,988	$(233)
Change in fair value of warrant liabilities	(5,664)	—

Adjusted net income (loss)	$35,324	$(233)
Adjusted net income (loss) margin	2.6%	(0.1%)
Adjustments:
Interest expense	7,196	1,918
Amortization of capitalized interest (1)	4,278	606
Income tax expense	1,899	—
Depreciation and amortization	119	130
Amortization of stock-based compensation	1,628	613

Adjusted EBITDA	50,444	3,034
Adjusted EBITDA margin	3.7%	1.1%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.